UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 11, 2018

Bellicum Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36783	20-1450200
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2130 W. Holcombe Blvd., Ste. 800 Houston, TX		77030
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 832-384-1100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging Growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02	Results of Operations and Financial Condition.

On April 16, 2018, the Bellicum Pharmaceuticals, Inc. (the “Company” or “Bellicum”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a prospectus supplement (the “Prospectus”) to its Registration Statement on Form S-3 (No. 333-219021) pursuant to Rule 424(b) under the Securities Act of 1933, as amended. In the Prospectus, Bellicum disclosed that as of March 31, 2018, the Company expects to report that it had cash, cash equivalents and short-term investments of approximately $88.0 million. This amount reflects Bellicum’s estimates based solely upon information available to it as of the date of this Current Report on Form 8-K, is not a comprehensive statement of its financial results or position as of or for the quarter ended March 31, 2018, and has not been audited, reviewed or compiled by Bellicum’s independent registered public accounting firm. Bellicum’s financial closing procedures for the quarter ended March 31, 2018 are not yet complete and, as a result, the Company’s final results upon completion of its closing procedures may vary from the preliminary estimates, and any such differences may be material.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

Item 7.01	Regulation FD Disclosure.

On April 11, 2018, Bellicum announced that the U.S. Food and Drug Administration (the “FDA”) has lifted the clinical hold on studies of BPX-501 in the U.S. The Company issued the press release announcing the lift of the clinical hold, attached as Exhibit 99.1 to the Current Report on Form 8-K, which is incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

* * *

By filing this Current Report on Form 8-K, including Exhibit 99.1, and furnishing this information, the Company makes no admission as to the materiality of any information in this report. The information contained in this report is intended to be considered in the context of the Company’s filings with the SEC and other public announcements that the Company makes, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

This report contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s expected cash position as of March 31, 2018. Bellicum may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “designed,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements include statements regarding Bellicum’s intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: Bellicum’s plans regarding working with the U.S. clinical trial sites to resume the trials and Bellicum’s expected cash position as of March 31, 2018. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks related to changes in estimated cash position based on the completion of financial closing procedures, and other risks detailed under the heading “Risk Factors” in Bellicum’s filings with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K for the year ended December 31, 2017. You are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements that Bellicum makes in this report speak only as of the date of the press release. Bellicum assumes no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of the press release.

Item 8.01	Other Events.

On April 11, 2018, the FDA lifted the clinical hold on studies of Bellicum’s BPX-501 in the U.S. The FDA’s decision followed consultation between the Company and the FDA and agreement on amendments to the study protocols, including guidance on monitoring and management of neurologic adverse events. The Company plans on working with U.S. clinical sites to resume patient recruitment based on the amended protocols.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report:

99.1	Press Release dated April 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2018	BELLICUM PHARMACEUTICALS, INC. (Registrant)

	By:	/s/ Alan A. Musso
	Name:	Alan A. Musso, C.P.A, C.M.A.
	Title:	Chief Financial Officer and Treasurer